Exhibit 25
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                                  FORM T-1

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                          STATEMENT OF ELIGIBILITY
                 UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                  CORPORATION DESIGNATED TO ACT AS TRUSTEE

                    CHECK IF AN APPLICATION TO DETERMINE
                    ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b) (2)

                          -----------------------

                   Bank of Tokyo-Mitsubishi Trust Company
            (Exact name of trustee as specified in its charter)

New York                                        13-5643426
(State of incorporation                         (I.R.S. employer
if not a U.S. national bank)                    identification no.)

1251 Avenue of the Americas                     10020
(Address of principal executive office)         (Zip Code)


                          -----------------------

                        MMCA Auto Receivables, Inc.
            (Exact name of obligor as specified in its charter)

Delaware                                        33-0570905
(State of other jurisdiction of                 (I.R.S. employer
incorporation or organization)                  identification no.)

6363 Katella Avenue
Cypress, CA                                     90630-5205
(Address of principal executive offices)        (Zip Code)

                           ---------------------

                        ....% Asset Backed Notes...
                    (Title of the indenture securities)
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1.      General Information.  Furnish the following information as to the
Trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

                  Name                                Address
                  ----                                -------

     Superintendent of Banks of          2 Rector Street, New York, NY, 10006,
     the State of New York               and Albany, N.Y. 12203

     Federal Reserve Bank of New York    33 Liberty Plaza, New York, NY, 10045

     Federal Deposit Insurance           Washington, D.C. 20429
     Corporation

        (b) Whether it is authorized to exercise corporate trust powers.

        Yes

2.      Affiliations with Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

16.     List of Exhibits.

        Attached herewith pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10 (d).

        1. A copy of the Organization Certificate of Bank of Tokyo-Mitsubishi Trust Company as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.*

        4.     A copy of the existing By-laws of the Trustee.*

        6. The consent of the Trustee required by Section 321(b) of the Act.*

        7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

-------------
 *      Exhibit previously filed with the Securities and Exchange
        Commission with Registration No. 333-32937 and incorporated herein by reference thereto.



                                     SIGNATURE

               Pursuant to the requirements of the Act, the Trustee, Bank of Tokyo-Mitsubishi Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 26th day of October 1998.

                                    BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                                    By: /s/ Tadahiro Yamada
                                        ___________________________________
                                        Name:  T. Yamada
                                        Title: Vice President



                           EXHIBIT 7 TO FORM T-1

          BANK OF TOKYO-MITSUBISHI TRUST COMPANY AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEETS



                                                          December 31, 1997 and 1996
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($ In thousands, except share data)                                 1997         1996
---------------------------------------------------------------------------------------------
ASSETS:
Cash and due from banks                                           $  692,239     $  607,218
Interest-bearing deposits placed (note 10)                         1,386,691      1,514,135
Federal funds sold                                                   167,000              -
Available for sale securities (note 2)                               503,301        530,329
Loans, net of unearned Income (note 3)                             4,632,042      4,486,341
  Less allowance for loan losses (note 3)                            119,907        110,382
---------------------------------------------------------------------------------------------
    Loans, net                                                     4,512,135      4,375,959
---------------------------------------------------------------------------------------------
Bank premises and equipment net of accumulated
  depreciation of $6,627 and $6,168, respectively                      9,305          8,729
Customers' liability on acceptances                                      541          3,836
Accrued interest receivable                                           64,818         78,125
Other assets                                                          33,441         40,705
---------------------------------------------------------------------------------------------
Total assets                                                      $7,369,471     $7,159,036
---------------------------------------------------------------------------------------------
LIABILITIES:
Deposits:
  Noninterest-bearing deposits in domestic offices                $1,35l,563     $1,280,248
  Interest-bearing deposits in domestic offices (note 6)             519,102        562,538
  Interest-bearing deposits in overseas offices (note 6)           1,989,833      1,794,506
---------------------------------------------------------------------------------------------
Total deposits:                                                    3,860,498      3,637,292
---------------------------------------------------------------------------------------------
Federal funds purchased (overnight) and securities sold
  under agreements to repurchase                                     265,406        355,474
Other borrowed funds (including term Federal funds
  purchased of $150,000 in 1997 & $149,000 in 1996)                1,946,274      2,016,381
Acceptances outstanding                                                  541          3,836
Accrued interest payable                                              42,353         50,092
Accrued taxes and other liabilities (note 5)                         186,866        122,673
---------------------------------------------------------------------------------------------
  Liabilities other than capital notes                             6,301,938      6,185,748
Capital notes and subordinated debt (note 7)                         313,286        277,281
---------------------------------------------------------------------------------------------
  Total liabilities                                                6,615,224      6,463,029
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STOCKHOLDERS EQUITY (NOTE 4):
Preferred stock (par value $100); 1,000,000 shares
  authorized, none outstanding                                             -              -
Common stock (par value $100); authorized 1,485,000
  shares; issued 1,329,219 shares:                                   132,922        132,922
Surplus                                                              311,494        311,494
Undivided profits                                                    303,912        248,266
Net unrealized gain on available-for-sale securities                   5,919          3,325
---------------------------------------------------------------------------------------------
  Total stockholders equity                                          754,247        696,007
---------------------------------------------------------------------------------------------
  Total liabilities and stockholder's equity                      $7,369,471     $7,159,036
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